UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2021

CANOO INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38824 (Commission File Number)	82-1476189 (I.R.S. Employer Identification No.)

19951 Mariner Avenue Torrance, California	90503
(Address of principal executive offices)	(Zip Code)

(424) 271-2144

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GOEV	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	GOEVW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2021, Paul Balciunas, Chief Financial Officer and In Charge of Finance of Canoo Inc. (the “Company”) and the Company’s principal financial and accounting officer, notified the Company of his intention to resign from his position with the Company to pursue another opportunity. Mr. Balciunas’ departure is not related to any disagreement regarding financial disclosures, accounting matters or other business issues. The effective date of Mr. Balciunas’ resignation will be April 2, 2021. The Company has commenced a search for Mr. Balciunas’ replacement. Renato Giger will serve as Senior Vice President, Interim Chief Financial Officer and the Company’s interim principal financial and accounting officer through the conclusion of the search process for a successor to Mr. Balciunas.

Renato Giger, age 60, has served as Chief Financial Officer of AFV Partners LLC, an affirmative low-leverage capital vehicle that invests in long-term mission critical software, data and technology businesses, since its founding in 2019. Prior to that, Mr. Giger served in various roles at Solera Holdings Inc. and its predecessor from 1993 until 2019, ultimately serving as Chief Financial Officer, Treasurer and Assistant Secretary. Mr. Giger has a Master of Sciences Degree from the University of Bern (Switzerland).

In connection with his employment by the Company, Mr. Giger will earn a base salary of $100,000 for an initial 3-month term and $33,333 per month for every subsequent month thereafter. Mr. Giger will also be entitled to a long term incentive award upon approval by the board of directors, and will be eligible to participate in the standard benefit plans offered to similarly situated employees at the Company. Mr. Giger does not have any family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company is not aware of any related transactions or relationships between Mr. Giger and the Company that would require disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Giger and any other person pursuant to which Mr. Giger was selected as an officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2021

CANOO INC.

By:	/s/ Andrew Wolstan
Andrew Wolstan
General Counsel, Secretary